Table of Contents

As filed with the U.S. Securities and Exchange Commission on December 30, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

UMBRA COMPANIES INC.

(Exact name of registrant as specified in its charter)

Colorado	33-0961490
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

1999 Ave of the Stars, Suite 1100

Century City, CA 90067

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code

William Pitre

Chief Executive Officer

1999 Ave of the Stars, Suite 1100

Century City, CA 90067

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Byron Thomas, Esq. 3275 S. Jones Blvd., Ste 104 Las Vegas Nevada 89146

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)(3)
Common Stocks, par value $0.001 per share	2,899,434,677	$0.01	$28,994,346	$3,163.28

(1)	Represents the maximum number of common stocks offered by the selling stockholder named in this registration statement.

(2)	Amount of registration fee is calculated based on proposed maximum aggregate offering price multiplied by 0.0001091 based on the filing fee rate issued by the Securities and Exchange Commission for the period between October 1, 2020 and December 31, 2021.

(3)	Previously paid with Form S-1 filed September 24, 2021, subsequently withdrawn on October 8, 2021

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December 30, 2021

PRELIMINARY PROSPECTUS

UMBRA COMPANIES INC.

2,899,434,677 Shares of Common Stock

We are registering for resale 2,899,434,677 shares of our common stock by selling stockholders ( the “Resale Offering”) be sold at a fixed price until our shares are listed on a national securities exchange, at which time they may be sold at prevailing market prices or in privately negotiated transactions.

As of the date of this prospectus, our common stock is trading on the OTC Market under the symbol “UCIX”. On September 15, 2021, the closing sale prices of our common stocks was 5.00

Investing in our common stock is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page of this prospectus for a discussion of information that should be considered before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2021.

You should rely only on information contained in this prospectus. We have not, and the selling stockholder have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the selling stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including, without limitation, in the sections captioned “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Plan of Operations”, and “Business”. Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•	our ability to sustain our project development

•	our ability to obtain additional land use rights at favorable prices;

•	the government subsidies for veterans to qualify for housing on national and state levels is huge;

•	our ability to obtain additional capital in future years to fund our planned expansion;

•	the possibility that COVID-19 may adversely affect our results of operations, financial position and cash flows; or

•	economic, political, regulatory, legal and foreign exchange risks associated with our operations.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our securities, see “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and should consider, among other things, the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus before making your investment decision.

Overview

Umbra Companies Inc. (the “Company” or “Umbra”), formerly Ocean Electric Inc, is a development-stage company. The Company is areal estate development investment company that deploys capital and resources countrywide. The focus is on building and acquiring multi-family homes, condos and townhomes in an effort to end homelessness within the veteran community. Umbra strategically focuses on but not limited to properties centered around the VA Hospitals within the different communities while working with the State Department of Veterans Affairs.

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Our Property Development Operations

We have a systematic and standardized process of project development, which we implement through several well-defined phases. One critically significant part of our process is the land acquisition process, which is segmented into three stages: (i) opportunity identification, (ii) initial planning and budgeting, and (iii) land use rights acquisition. The following diagram sets forth the key stages of our property development process:

LAND ACQUISITION PROCESS			Project planning and design	Project construction and Management	Pre-sale, sale and marketing	After-sale and delivery

Opportunity Identification	Initial Planning	Land Acquisition
-Strategic planning	-Feasibility study	-Financial assessment	-Outsource architectural and engineering design	-Outsource construction	-Pre-sale	-Delivery

-Geographic and market analysis	-Preliminary design	-Internal approval	-Design management	-Construction supervision	-Marketing	-Feedback collection

	-Project evaluation	-Bidding process	-Arrange financing	-Quality control	-Advertising

-Completion inspection

-Landscaping and fixture installation

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Our Projects

Overview

We develop the following types of real estate projects, which may be developed in one or more phases:

•	Single family homes; and
•	4 plex homes – ( these are the best for our model as we qualify as single family for simplicity in the city approval process)

At any one time, our projects (or phases of our projects) are in one of the following three stages:

•	completed projects, meaning properties for which construction has been completed;
•	properties under construction, meaning properties for which construction permits have been obtained but construction has not been completed; and
•	properties under planning, meaning properties for which we have entered into land grant contracts and are in the process of obtaining the required permits to begin construction.

Our main projects are located in the state of Nevada currently, but we intend to take our model nationwide.

Our Competitive Strength

We believe the following strengths allow us to compete effectively:

Well Positioned to Capture Opportunities in Government Subsidized Veteran Housing.

The United States government has multiple programs to assist and to provide housing for veterans who have served America honorably. These services are managed at both the national and state level. We have strong connections with these organizations and have their blessings to continue to develop these homes for the veterans. Thus, we are strategically positioned to take all that the states can provide for these veterans moving forward.

Standardized and Scalable Business Model.

Our business model focuses on a standardized property development process designed for long term rentals. Our renters can get subsidies on their rent, so as long as we market and price the rentals within what the veterans can qualify, we will have government subsidies to cover the rents and maintain long term tenancy.

Experienced Management Team Supported by Trained and Motivated Workforce.

Our CEO, Mr. William Pitre, has over 20 years of experience in the real estate and finance industry. Mr. Pitre has gained considerable strategic planning and business management expertise in the past decade. Our management and workforce are well-trained and motivated. Employees receive on-going training in their areas of specialization at our head office in Century City, CA.

Our Strategies

Our goal is to become the leading residential property developer and manager for veteran housing in the United States. by implementing the following strategies:

Continue Expanding in Cities. By first focusing on the location of veterans in need of housing, we can acquire land that will be suitable for their living environments. Our connections with local and state officials will also benefit us on our acquisition of land as we will be able to establish secure and safe neighborhoods within these cities based upon our veteran clientele.

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We plan to continue to closely monitor our capital and cash positions and carefully manage our cost for land use rights, construction costs and operating expenses. We believe that we will be able to use our working capital more efficiently by adhering to prudent cost management, which will help to maintain our profit margins. When selecting a property project for development, we will continue to follow our established internal evaluation process, including utilizing the analysis and input of our experienced management team and choosing third-party contractors through a tender process open only to bids which meet our budgeted costs.

Competition

The real estate industry in United States is highly competitive. By focusing on land that will support the neighborhoods that we intend to develop, we can take advantage of and develop strategically across the country.

Nationally, there are numerous national real estate developers that have real estate projects across the United States. There are many housing and land development companies listed on the OTC. However, such companies do not focus on the veteran market as we are doing and their projects are unlikely to compete with the Company for business as the Company targets these buyers exclusively.

The Equity Acquisition Transactions

On March 1, 2021, we completed an equity acquisition transaction (the “Royal Bank Equity Acquisition Transaction”) whereby the Company allotted and issued 107,890,018 shares of common stock to the selling stockholder in exchange to transfer assets to the company.

On September 1, 2021, we completed an equity acquisition transaction (the “Panthera Equity Acquisition Transaction”) whereby the Company allotted and issued 2,791,544,659 in exchange for real estate.

After the allotment and issuance of the Company’s common stock for these two asset acquisitions, the Company’s assets show a balance of over $131,000,000.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business.

Corporate Information

Our principal executive offices are located at 1999 Ave. of the Stars Suite 1100 Century City CA, 90067 United States.

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SUMMARY OF THE OFFERING

Issuer:	Umbra Companies Inc.

Securities offered by selling stockholder:	2,899,434,677 shares of common stock.

Offering price:	The selling stockholder may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution.”

Shares outstanding prior to the offering:	105,576,615

Use of proceeds:

We will not receive any proceeds from the sale of our Common Stock by the Selling Stockholder. We will bear all other costs, fees and expenses incurred by us, or by the Selling Stockholder, in effecting the registration of the shares covered by this prospectus. The Selling Stockholder, however, will pay any other expenses incurred in selling its common stock, including any brokerage commissions or costs of sale.

For more information on the use of proceeds, see “Use of Proceeds” on page 24. .

Trading symbol:	Our common stock is traded on the OTC Market under the symbol "UCIX".

Risk factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference into this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

“$,” “USD,” “US$” and “U.S. dollar” each refers to the United States dollar.

“SEC” means the U.S. Securities and Exchange Commission.

“U.S.” means the United States of America.

“we,” “our,” “us,” “the company” and other similar terms refer to UMBRA COMPANIES Inc. and its consolidated subsidiaries.

The Company’s financial information is presented in U.S. dollars.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize our historical consolidated financial data. We have derived the historical consolidated statements of operations data for the years ended December 31, 2020 and 2019 from our consolidated financial statements included elsewhere in this prospectus. The following summary consolidated financial data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future, and our results for any interim period are not necessarily indicative of the results to be expected for a full fiscal year.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Relating to Our Business and Industry

Our business is sensitive to economy and market real estate policies. A downturn in United States economy could materially and adversely affect our revenues and results of operations.

Any slowdown in United States’ economic development might lead to tighter credit markets, increased market volatility, sudden drops in business and consumer confidence and dramatic changes in business and consumer behaviors. In response to their perceived uncertainty in economic conditions, consumers might delay, reduce or cancel purchases of homes, and our homebuyers may also defer, reduce or cancel purchases of our units and our results of operations may be materially and adversely affected.

If we are unable to successfully manage our expansion into other states, we will not be able to execute our business plan.

Historically, our business and operations have been concentrated in Century City and other surrounding counties. If we are unable to successfully develop and sell projects outside Century City, our future growth may be limited and we may not generate adequate returns to cover our investments in these other cities. In addition, as we expand our operations to other cities with higher land prices, our costs may increase, which may lead to a decrease in our profit margin.

We require substantial capital resources to fund our land use rights acquisition and property developments, which may not be available.

Property development is capital intensive. Our ability to secure sufficient financing for land use rights acquisition and property development depends on a number of factors that are beyond our control, including market conditions in the capital markets, the United States economy and the United States government regulations that affect the availability and cost of financing for real estate companies.

Our performance and the value of our securities are subject to risks associated with our investments in real estate assets and with trends in the real estate industry.

Our economic performance and the value of our real estate assets and, consequently the market value of the Company's securities, are subject to the risk that our properties may not generate revenues sufficient to meet our operating expenses or other obligations. A deficiency of this nature would adversely impact our financial condition, results of operations, cash flows, the quoted trading price of our securities, and our ability to satisfy our debt service obligations.

We may be unable to acquire desired development sites at commercially reasonable costs.

Our revenue depends on the completion and rental of our projects, which in turn depends on our ability to acquire development sites. Our land use rights costs are a major component of our cost of real estate sales and increases in such costs could diminish our gross margin.

Although we believe that these measures are generally targeted at the luxury property market and speculative purchases of land and properties, other measures or restrictions may be introduced in the future that may adversely affect our ability to obtain land for development. Moreover, the supply of potential development sites in any given city will diminish over time and we may find it increasingly difficult to identify and acquire attractive development sites at commercially reasonable costs in the future.

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We rely on third-party contractors.

Substantially all of our project construction and related work are outsourced to third-party contractors. We are exposed to risks that the performance of our contractors may not meet our standards or specifications. Negligence or poor work quality by any contractors may result in defects in our buildings or residential units, which could in turn cause us to suffer financial losses, harm our reputation or expose us to third-party claims. We work with multiple contractors on different projects and we cannot guarantee that we can effectively monitor their work at all times.

Although our construction and other contracts contain provisions designed to protect us, we may be unable to successfully enforce these rights and, even if we are able to successfully enforce these rights, the third-party contractor may not have sufficient financial resources to compensate us. Moreover, the contractors may undertake projects from other property developers, engage in risky undertakings or encounter financial or other difficulties, such as supply shortages, labor disputes or work accidents, which may cause delays in the completion of our property projects or increases in our costs.

We may be unable to complete our property developments on time or at all. The progress and costs for a development project can be adversely affected by many factors, including, without limitation:

•	delays in obtaining necessary licenses, permits or approvals from government agencies or authorities;
•	shortages of materials, equipment, contractors and skilled labor;
•	disputes with our third-party contractors;
•	failure by our third-party contractors to comply with our designs, specifications or standards;
•	difficult geological situations or other geotechnical issues; and
•	onsite labor disputes or work accidents; and natural catastrophes or adverse weather conditions.

Any construction delays, or failure to complete a project according to our planned specifications or budget, may delay our property sales, which could harm our revenues, cash flows and our reputation.

Changes of laws and regulations with respect to pre-sales may adversely affect our cash flow position and performance.

We depend on cash flows from pre-sale of properties as an important source of funding for our property projects and servicing our indebtedness. Under current United States laws and regulations, property developers must fulfill certain conditions before they can commence pre-sale of the relevant properties and may only use pre-sale proceeds to finance the construction of specific developments.

 Our prospective tenants rely heavily on government subsidies a reduction in government expenditures may adversely effect our performance.

Our tenants are expected to be heavily dependent on subsidies provided to them because of their status as veterans. Our business will be negatively impacted if the federal government cuts or reduces expenditures on housing assistance for veterans.

Our results of operations may fluctuate from period to period.

Our results of operations tend to fluctuate from period to period. The number of properties that we can develop or complete during any particular period is limited due to the substantial capital required for land acquisition and construction, as well as the lengthy development periods required before positive cash flows may be generated. In addition, several properties that we have developed or that are under development are large scale and are developed in multiple phases over the course of one to several years. The selling prices of the residential units in larger scale property developments tend to change over time, which may impact our sales proceeds and, accordingly, our revenues for any given period.

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We rely on our key management members.

We depend on the services provided by key members of the management team, including board members and necessary 3rd party services. Competition for management talent is intense in the property development sector. In particular, we are highly dependent on Mr. William Pitre, our Chief Executive Officer. We do not maintain key employee insurance currently, but intend to do so in the near future. In the event that we lose the services of any key management member, we may be unable to identify and recruit suitable successors in a timely manner or at all, which will adversely affect our business and operations. Moreover, we need to employ and retain more management personnel to support our expansion into other cities and counties. If we cannot attract and retain suitable human resources, especially at the management level, our business and future growth may be adversely affected.

Increases in the price of raw materials may increase our cost of sales and reduce our earnings.

Our third-party contractors are responsible for procuring almost all of the raw materials used in our project developments. Our construction contracts typically provide for fixed or capped payments, but the payments are subject to changes in government-suggested steel prices. The increase in steel prices could result in an increase in our construction cost. In addition, the increases in the price of raw materials, such as cement, concrete blocks and bricks, in the long run could be passed on to us by our contractors, which will increase our construction cost. Any such cost increase could reduce our earnings to the extent we are unable to pass these increased costs to our customers.

Our headquarters and some of our development sites are located in active earthquake zones, and an earthquake or other types of natural disasters affecting us or our suppliers could cause resource shortages and disrupt and harm our results of operations.

We conduct our executive and administrative operations in the Los Angeles Area, which is an active earthquake zone, and it is anticipated that certain projects will operate in the same or similar regions or in other locations that are susceptible to natural disasters. In addition, California and some of the locations where certain of our suppliers are located, from time to time, have experienced shortages of water, electric power and natural gas. The occurrence of a natural disaster, such as an earthquake, drought, flood or localized extended outages of critical utilities or transportation systems, or any critical resource shortages, affecting us or our suppliers, could cause a significant interruption in our business, damage or destroy our facilities or those of our suppliers or the manufacturing equipment or inventory of our suppliers, and cause us to incur significant costs, any of which could harm our business, financial condition and results of operations.

 Any unauthorized use of our brand or trademark may adversely affect our business.

We own trademarks for our company logo. We rely on the United States intellectual property and anti-unfair competition laws and contractual restrictions to protect brand name and trademarks. We believe our brand, trademarks and other intellectual property rights are important to our success. Any unauthorized use of our brand, trademarks and other intellectual property rights could harm our competitive advantages and business. Furthermore, the application of laws governing intellectual property rights in United States evolving, and could involve substantial risks to us. If we are unable to adequately protect our brand, trademarks and other intellectual property rights, our reputation may be harmed and our business may be adversely affected.

We may fail to obtain, or may experience material delays in obtaining necessary government approvals for any major property development, which will adversely affect our business.

The real estate industry is strictly regulated by the United States government. Property developers in the United States must abide by various laws and regulations, including implementation rules promulgated by local governments to enforce these laws and regulations. Before commencing, and during the course of, development of a property project, we need to apply for various licenses, permits, certificates and approvals, including land use rights certificates, construction site planning permits, construction work planning permits, construction permits, pre-sale permits and completion acceptance certificates. We need to satisfy various requirements to obtain these certificates and permits. To date, we have not encountered serious delays or difficulties in the process of applying for these certificates and permits, but we cannot guarantee that we will not encounter serious delays or difficulties in the future. In the event that we fail to obtain the necessary governmental approvals for any of our major property projects, or a serious delay occurs in the government’s examination and approval progress, we may not be able to maintain our development schedule and our business and cash flows may be adversely affected.

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We may forfeit land to the United States government if we fail to comply with procedural requirements applicable to land grants from the government or the terms of the land use rights grant contracts.

According to the relevant United States regulations, if we fail to develop a property project according to the terms of the land use rights grant contract, including those relating to the payment of land premiums, specified use of the land and the time for commencement and completion of the property development, the United States government may issue a warning, may impose a penalty or may order us to forfeit the land. Specifically, under current United States law, if we fail to commence development within one year after the commencement date stipulated in the land use rights grant contract, the relevant United States land bureau may issue a warning notice to us and impose an idle land fee on the land of up to 20% of the land premium. If we fail to commence development within two years, the land will be subject to forfeiture to the United States government, unless the delay in development is caused by government actions or force majeure. Even if the commencement of the land development is compliant with the land use rights grant contract, if the developed GFA on the land is less than one-third of the total GFA of the project or the total capital invested is less than one-fourth of the total investment of the project and the suspension of the development of the land continues for more than one year without government approval, the land will also be treated as idle land and be subject to penalty or forfeiture. We cannot assure you that circumstances leading to significant delays in our development schedule or forfeiture of land will not arise in the future. If we forfeit land, we will not only lose the opportunity to develop the property projects on such land, but may also lose all past investments in such land, including land premiums paid and development costs incurred.

Any non-compliant GFA of our uncompleted and future property developments will be subject to governmental approval and additional payments.

The local government authorities inspect property developments after their completion and issue the completion acceptance certificates if the developments are in compliance with the relevant laws and regulations. If the total constructed GFA of a property development exceeds the GFA originally authorized in the relevant land grant contracts or construction permit, or if the completed property contains built-up areas that do not conform with the plan authorized by the construction permit, the property developer may be required to pay additional amounts or take corrective actions with respect to such non-compliant GFA before a completion acceptance certificate can be issued to the property development.

Our failure to assist our customers in applying for property rental or ownership grants in a timely manner may lead to compensatory liabilities to our customers.

We are required to meet various requirements within 90 days after delivery of property, or such other period contracted with our customers, in order for our customers to apply for their property ownership certificates, including passing various governmental clearances, formalities and procedures. Under our sales contract, we are liable for any delay in the submission of the required documents as a result of our failure to meet such requirements, and are required to compensate our customers for delays. In the case of serious delays on one or more property projects, we may be required to pay significant compensation to our customers and our reputation may be adversely affected.

We are subject to potential environmental liability.

We are subject to a variety of laws and regulations concerning the protection of health and the environment. The particular environmental laws and regulations that apply to any given development site vary significantly according to the site’s location and environmental condition, the present and former uses of the site and the nature of the adjoining properties. Environmental laws and conditions may result in delays, may cause us to incur substantial compliance and other costs and can prohibit or severely restrict project development activity in environmentally-sensitive regions or areas. Although the environmental investigations conducted by local environmental authorities have not revealed any environmental liability that we believe would have a material adverse effect on our business, financial condition or results of operations to date, it is possible that these investigations did not reveal all environmental liabilities and that there are material environmental liabilities of which we are unaware. We cannot assure you that future environmental investigations will not reveal material environmental liability. Also, we cannot assure you that the United States government will not change the existing laws and regulations or impose additional or stricter laws or regulations, the compliance with which may cause us to incur significant capital expenditure.

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We need to improve our internal financial reporting controls. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our chief executive officer and chief financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth.

As a public company, we are required to comply with the reporting obligations of the Exchange Act and Section 404 of the Sarbanes-Oxley Act of 2013. If we fail to comply with the reporting obligations of the Exchange Act and Section 404 of the Sarbanes-Oxley Act or if we fail to maintain adequate internal controls over financial reporting, our business, results of operations and financial condition could be materially adversely affected.

As a public company, we are required to comply with the periodic reporting obligations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including preparing annual reports and quarterly reports. Our failure to prepare and disclose this information in a timely manner could subject us to penalties under U.S. federal securities laws, expose us to lawsuits and restrict our ability to access financing. In addition, we are required under applicable law and regulations to design and implement internal controls over financial reporting, and evaluate our existing internal controls with respect to the standards adopted by the U.S. Public Company Accounting Oversight Board.

The Company assessed its internal control over financial reporting and still has significant and material deficiencies as of December 31, 2020. The Company’s remediation plan is listed in Item 9A. However, we cannot assure you that our current remediation plan can resolve all the significant deficiencies and material weaknesses in the internal control over financial reporting. As a result, we may be required to implement further remedial measures and to design enhanced processes and controls to address issues identified through future reviews. This could result in significant delays and costs to us and require us to divert substantial resources, including management time, from other activities.

If we do not fully remediate the material weaknesses identified by management or fail to maintain the adequacy of our internal controls in the future, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, any failure to satisfy the requirements of Section 404 on a timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our common stock.

Risk Relating to the Residential Property Industry in United States

The United States government may adopt further restrictive measures to slow the increase in prices of real property and real property development.

Along with the economic growth in United States, investments in the property sectors have increased significantly in the past few years. In response to concerns over the scale of the increase in property investments, the United States government has introduced policies to curtail property development. We believe those regulations, among others, significantly affect the property industry in United States.

These restrictive regulations and measures could increase our operating costs in adapting to these regulations and measures, limit our access to capital resources or even restrict our business operations. We cannot be certain that the United States government will not issue additional and more stringent regulations or measures, which could further slowdown property development in United States and adversely affect our business and prospects.

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We are heavily dependent on the performance of the residential property market in United States.

The residential property industry in the United States is still riding many factors in the recent years due to the recent and ongoing pandemic. Although demand for residential property in the United States has been growing rapidly in recent years, such growth is often coupled with volatility in market conditions and fluctuation in property prices. It is extremely difficult to predict how much and when demand will develop, as many social, political, economic, legal and other factors, most of which are beyond our control, may affect the development of the market.

We face intense competition from other real estate developers.

Competition among property developers may result in increased costs for the acquisition of land for development, increased costs for raw materials, shortages of skilled contractors, oversupply of properties, decrease in property prices in certain parts of the United States, a slowdown in the rate at which new property developments will be approved and/or reviewed by the relevant government authorities and an increase in administrative costs for hiring or retaining qualified personnel, any of which may adversely affect our business and financial condition. Furthermore, property developers that are better capitalized than we are may be more competitive in acquiring land through the auction process. If we cannot respond to changes in market conditions as promptly and effectively as our competitors, or effectively compete for land acquisition through the auction systems and acquire other factors of production, our business and financial condition will be adversely affected.

In addition, risk of property over-supply is increasing in parts of United States, where property investment, trading and speculation have become overly active. We are exposed to the risk that in the event of actual or perceived over-supply, property prices may fall drastically, and our revenue and profitability will be adversely affected.

Future inflation may inhibit our activity to conduct business.

In recent years, the US economy has experienced periods of downturn due to the pandemic and other international crisis. The government has responded with measures that might introduce inflationary periods in the coming years that may make costs of our raw materials to build difficult to maintain. We cannot assure you that we will be able to enforce any of our material agreements or to finish projects completely if we are hit with exorbitant price increases during construction.

Risks Related to our Securities and this Offering

We may be subject to the penny stock rules which will make the shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $1.00 per share. Penny stocks generally are equity securities with a price of less than $1.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

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Our shares of common stock are very thinly traded, and the price if traded may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are very thinly traded, and the price if traded may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

We have never paid cash dividends and are not likely to do so in the foreseeable future.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

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TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

We will not receive any proceeds from the sales, if any, of the common stock covered by this prospectus. All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholder. See “Selling Stockholder” and “Plan of Distribution” described below.

DETERMINATION OF THE OFFERING PRICE

Our shares of common stock are currently listed and are trading on the OTC Markets under the symbol “UCIX,”. The offering price of the securities offered by Selling Stockholders will be sold at a fixed price until our shares are listed on a national securities exchange, at which time they may be sold at prevailing market prices or in privately negotiated transactions.

Dividends

We have not declared or paid any cash dividends on our common stock since our inception, and our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. Any future payment of dividends will depend upon our results of operations, financial condition, cash requirements and other factors deemed relevant by our board of directors. There are currently no restrictions that limit our ability to declare cash dividends on our common stock and we do not believe that there are any that are likely to do so in the future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section headed “Summary Consolidated Financial Data” and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Our Business Overview

UMBRA COMPANIES INC. (the “Company” or,” “we”, “our”, “us”) is a corporation organized under the laws of the State of COLORADO.

Our Company is a Real Estate Development Investment company that deploys capital and resources countrywide. The centered focus is on Building and Acquiring multi-family, homes, condos and townhomes in the effort to end homelessness within the Veteran community. Umbra strategically focus on properties centered around the VA Hospitals within the different communities while working with the Veteran Department of State.

On February 1, 2021 Umbra Companies Inc was acquired by Panthera Capital Holdings, LLC and Mr. William Pitre was appointed as the CEO and Paul Jackson was appointed as the Chief Investment Officer. Following the acquisition Umbra Companies Inc has moved to its corporate office at 1999 Avenue of the Stars, Suite 1100 Century City CA 90067.

We conduct substantially all of our business through the AMEN Foundation, a non-profit organization dedicated to the commitment to strive to end homelessness, poverty and to provide healthcare for all. Since the initiation of our business, we have been focused on expanding our business in certain other cities and states in United States.

Our Mission:

To work around the clock to enrich lives, defeat poverty, defeat homelessness, offer access to quality healthcare, end lack of access to proper nourishment, while focusing on achieving social justice without boundaries.

Our Vision:

To seek a world of hope, tolerance, and social justice, where poverty, homelessness, and the lack of access to quality healthcare can be overcome and all people can live with dignity and hope as proposed by our constitutional rights.

Our Values:

We believe in urgent action, innovation, and the necessity of transformation through participation and involvement.

Integrity:

We are accountable to the people and partners we humbly serve, transparently sharing our results, stories, and lessons.

Diversity:

We know that by embracing differences, actively include a variety of voices, and joining with our partner's we can solve the world's most complex problems.

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Excellence:

We challenge ourselves to the highest level of learning and performance, tapping the best of the human spirit to create impact.

Our typical projects develop multiple four (4) unit complex (“4-plex”) with each individual unit being a 2 bedroom with about 850 sq ft. or a total square feet for the 4 plex of 3400 square feet and will work with VAST-HUD & SECTION 8to end homelessness in the veteran community.

We would continue to assist the community through our 1st time buyer program through HUD with the following benefits:

•	Building a home for low-income qualified buyers
•	Down Payment assistance
•	Budgeting to enter the program

Market Outlook

The Business Research Company’s latest research in the global construction industry shows that the market is expected to grow at a compound annual growth rate (CAGR) of 7.5% from 2021 and reach $15 trillion by 2023 (March 04, 2021-GLOBE NEWSWIRE). The global analysis and forecast periods covered are 2020-2023 (current & future analysis) and 2012-2020 (historic review). Research estimates are provided for 2021, while research projections cover the period 2020-2023.

Plan of Operation

•	Over the next 12 months, we will concentrate on the following areas to grow our operations.

•	Capital and Funding – Seek to obtain capital from all available sources to complete our land acquisition targets.

•	Building on existing land and renting out as built. And Building out the entire project

•	To acquire more land for development

•	To strengthen our connections to local and statewide organizations dedicated to helping and assisting veterans.

Basis of Presentation

 The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the estimated useful lives of property and equipment.  Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits.  The Company continually monitors its banking relationships and consequently has not experienced any losses in its accounts. Management believes the Company is not exposed to any significant credit risk on cash.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. As of June 30, 2021 there is $2,000,000 in cash equivalent which is US Treasuries.

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Accounts Receivable

Management reviews accounts receivable periodically to determine if any receivables will potentially be uncollectible. Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, economic conditions, and our historical write- off experience, net of recoveries. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company’s allowance for doubtful accounts was $0 and $0 as of June 30, 2021 and December 31, 2020, respectively.

Property and Equipment

Property and equipment are carried at the lower of cost or net realizable value. All property and equipment with a cost of $1,000 or greater are capitalized. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.  The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at June 30, 2021.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

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Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-based Compensation

The Company accounts for equity-based transactions with nonemployees under the provisions of ASC Topic No. 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). ASC 505-50 establishes that equity-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to nonemployees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, we recognize the fair value of the equity instruments issued as deferred stock compensation and amortize the cost over the term of the contract.

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation—Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

The Company’s diluted loss per share is the same as the basic loss per share for the years ended June 30, 2021, and December 2020, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

Recently Issued Accounting Pronouncements

Topic 606, Revenue from Contracts with Customers, of the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC). The guidance in ASC 606 was originally issued by the FASB in May 2014 in Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). Since then, the FASB has issued several ASUs that have revised or clarified the guidance in ASC 606. The Company is in the process of evaluating the impact of this accounting standard update.

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On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The guidance is effective for interim and annual periods beginning after December 15, 2018.

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 31, 2018 and interim periods in fiscal years beginning after December 31, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update.

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

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The following table shows the balance sheet for the Company for the Q2 2021 report.

UMBRA COMPANIES, INC.

BALANCE SHEETS

(audited)

	June 30,	December 31,
	2021	2020
ASSETS
Current Assets:
Cash	$2,000,000	$30,689
Prepaid Expense	150,000	296,364
Account Receivables	155,000	–
Other Current Assets	119,044,995	–
Total Current Assets	121,349,995	327,053

Non-Current Assets:
Property Plant and Equipment	29,995	1,830
Investment in Real Estate	8,225,000	–
Intangible Asset	–	1,318,439
Long Term Investment	2,000,000	–
	10,254,995	1,320,269

Total Assets	$131,604,990	$1,647,322

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Account Payable	$4,200	$80,942
Accrued expenses	70,806	445,550
Short Term Note	799,625	–
Due to Related Party	–	112,052
Total Current Liabilities	874,631	638,544

Non-Current Liabilities
Note Payables	16,800	–
Total Liabilities	891,431	–

Stockholders’ Equity:
Preferred stock Class A, $0.001 par value, 10,000,000 shares authorized,10,000,000 shares issued at 31/03/2021 5,000,000 shares authorized and 1,000,000 shares issued at 31/12/2020	10,000	1,000
Common stock, $0.001 par value, 2,899,434,677 shares authorized, 1,871,874,382 shares issued as 31/03/2021 250,000,000 shares authorized and 185,834,000 shares	–	–
Issued and outstanding at 31/12/2020.	1,871,874	185,834
Additional paid-in capital	128,846,727	8,288,258
Accumulated deficit	(15,042)	(7,466,314)

Total Stockholders' Equity	130,713,559	1,008,778

Total Liabilities and Stockholders' Equity	$131,604,990	$1,647,322

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UMBRA COMPANIES, INC.

STATEMENTS OF OPERATIONS

(Audited)

	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020	For the Six Months Ended June 30, 2021	For the Six Months Ended June 30, 2020
Revenue	$–	$–	$–	$–
Cost of revenue	–	–	–	–
Gross Margin	–	–	–	–

Other Income	–	–	–	–

General and Admin Expense	2,500	10,615	5,000	21,230
Loss Before Tax	2,500	10,615	5,000	21,230

Taxation	–	–	–	–
Loss from operation	(2,500)	10,615	(5,000)	–

Other:	–	–	–	–

Interest Expense	5,186	–	10,042	21,230
	5,186	–	10,042	21,230

Net Loss	$(7,686)	$(10,615)	$(15,042)	$(21,230)
Income per share	$0.00	$0.00	$0.00	$0.00
Weighted average shares outstanding	1,881,874,382	185,834,000	1,881,874,382	185,834,000

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The following table shows the keys components of the results of operations during the years ended December 31, 2020 and 2019:

UMBRA COMPANIES

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2020	2019
Sales	$–	$–
Cost of Sales	–	–
Gross margin	–	–

Operating expenses:
Professional Fee	39,460	38,482
Consulting	–	20,000
Other expense	3000	–
Total Operating Expenses	42,460	58,482

Loss from operations	(42,460)	(58,482)
Other expense:
Interest expense	–	–
Total other expense	–	–

Loss before income taxes	(42,460)	(58,482)

Provision for income taxes	–	–

Net Loss	$(42,460)	$(58,482)

Loss per Share, basic & diluted	$(0.00)	$(0.00
Weighted Average Shares Outstanding, basic & diluted	–	–

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our common stock as of September 20 2021 as to (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock, (ii) each of the executive officers and other persons named in the Summary Compensation Table, (iii) each director and nominee for director, and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes, all information with respect to share ownership and voting and investment power has been furnished to us by the persons listed. Except as otherwise indicated in the footnotes, each person listed has sole voting power with respect to the shares shown as beneficially owned. Unless otherwise indicated, the address of each listed shareholder is c/o UMBRA COMPANIES Inc., 1999 Ave of the stars, Century City CA 90067.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class (2)
5% Holders
Umbra Companies, Inc.	1,557,544,659	51.92%
Panthera Capital Holdings, LLC(3)	300,000,000	10.00%
European Chamber of Commerce for Investment Banks & Trusts	300,000,000	10.00%
A.M.E.N. Inc.	300,000,000	10.00%
Directors and Officers
All directors and executive officers as a group (2 persons)	0	0.00%

1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock owned by such person. The number of shares beneficially owned includes common stock that such individual has the right to acquire as of ______________, 2021 or within 60 days thereafter, including through the exercise of stock options.

2)	Percentage of beneficial ownership is based upon 2,899,434,677 shares of common stock outstanding as of ____________, 2021. For each named person, this percentage includes common stock that the person has the right to acquire either currently or within 60 days of ___________, 2021, including through the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.

3)	Mr. William Pitre has voting and dispositive control over securities held by Panthera Capital Holdings, LLC. Panthera Capital Holdings, LLC holds the controlling interest of Umbra Holdings, LLC.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

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DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 2,899,434,677 shares of common stock, par value $0.0001 per share. As of _______________, 2021, we had 2,899,434,677 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Options and Restricted Stock

As of _______________, 2021, other than the securities described above, we do not have any outstanding options or restricted stock.

Other Convertible Securities

As of _____________, 2021, other than the securities described above, we do not have any outstanding convertible securities.

Securities Authorized for Issuance under Equity Compensation Plans

On September 25, 2012, our shareholders approved the Company’s 2012 Omnibus Securities and Incentive Plan (the “2012 Plan”). The 2012 Plan provides for the grant of awards which are distribution equivalent rights, incentive stock options, non-qualified stock options, performance shares, performance units, restricted shares of common stock, restricted stock units, stock appreciation rights (“SARs”), tandem stock appreciation rights, unrestricted shares of common stock or any combination of the foregoing, to key management employees and nonemployee directors of, and nonemployee consultants of, the Company or any of its subsidiaries (each a “participant”). We have reserved a total of 1,000,000 shares of common stock for issuance as or under awards to be made under the 2012 Plan. The number of shares of common stock for which awards which are options or SARs may be granted to a participant under the 2012 Plan during any calendar year is limited to 500,000.

The following table summarizes information with respect to shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans as of December 31, 2020

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	–	$–	1,000,000
Total	–	$–	1,000,000

Market for Common Equity and Related Stockholder Matters

As of the date of this prospectus, our common stocks are traded on the OTC Market under the symbol "UCIX". On October 30, 2021, the closing sale prices of our common stocks was $5.00.

24

SELLING STOCKHOLDER

This prospectus covers offers and sales of up to 2,899,434,677 shares of our common stock which may be offered from time to time by the selling stockholder identified in this prospectus.

The table below identifies each selling stockholder and shows the number of shares of common stock beneficially owned by the selling stockholder before and after this offering, and the numbers of shares offered for resale by the selling stockholder. Our registration of these shares does not necessarily mean that each such selling stockholder will sell all or any of its shares of common stock. We assume that all shares covered by this prospectus will be sold by each such selling stockholder and that no additional shares of common stock will be bought or sold by the selling stockholder. No estimate can be given as to the number of shares that will be held by each such selling stockholder after completion of this offering because each such selling stockholder may offer some or all of the shares and, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares.

The following table sets forth the name of each selling stockholder, and, if applicable, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, the amount of shares of our common stock beneficially owned by such stockholder before the offering, the amount being offered for the stockholder’s account, and the amount to be owned by such stockholder after completion of the offering.

Unless otherwise indicated in the footnotes below, no selling stockholder has any material relationship with us or any of our affiliates within the past three years other than as a security holder.

The table below (i) lists the Selling Stockholder and other information regarding the beneficial ownership (as determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act) of our Common Stock by the Selling Stockholder; (ii) has been prepared based upon information furnished to us by the Selling Stockholder; and (iii) to our knowledge, is accurate as of the date of this prospectus. The Selling Stockholder may sell all, some or none of its securities in this offering. The Selling Stockholder identified in the table below may have sold, transferred or otherwise disposed of some or all of its securities since the date of this prospectus in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly as required.

Name of Selling Stockholder	Number of shares of Common Stocks Owned Prior to This Offering(1)	Maximum Number of Common Stocks to be Sold(2)
Umbra Holdings, Inc.	1,557,533,367	1,557,533,367
Panthera Capital Holdings, LLC	329,000,000	329,000,000
A.M.E.N. Inc.	300,000,000	300,000,000
European Chamber of Commerce for Investment Banks & Trusts	300,000,000	300,000,000
Royal Bank & Private Trust	107,890,018	107,890,017
Panthera Capital Holdings B.V.	100,000,000	100,000,000
Commercial Investments Bank and Capital Trust	75,000,000	75,000,000
Swiss International Investment Trust A.G.	75,000,000	75,000,000
Libra Advisors AG	50,000,000	50,000,000
BKI, Inc.	5,000,000	5,000,000

1)	The amounts reported by such Selling Stockholder are as of date of this prospectus, with percentages based on 2,899,434,677 shares of common stocks outstanding. Under the rules of the SEC, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire.

2)	Assumes that (i) all of the securities registered by the registration statement of which this prospectus is a part are sold in this offering; (ii) the Selling Stockholder does not (a) sell any of the common stock, if any, that have been issued to them other than those covered by this prospectus, and (b) acquire additional common stock after the date of this prospectus and prior to the completion of this offering.

25

PLAN OF DISTRIBUTION

The Selling Stockholder and any of his/her/their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a selling stockholder, rather than under this prospectus. The Selling Stockholder have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Stockholder may pledge his/her/their shares to his/her/their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

26

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that he/she/it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

This registration statement is effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 under the Securities Act, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. Copies of this registration statement will be available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

27

EXPERTS

The consolidated financial statements of UMBRA COMPANIES Inc., as of and for the years ended December 31, 2019 and 2020, appearing in this prospectus and registration statement have been audited by Olayinka Oyebola & Co., an independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

Byron E. Thomas, Esq., of Law Offices of Byron Thomas, is legal counsel to the Company. Mr. Thomas has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Mr. Thomas has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTC.

28

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Umbra Companies, Inc.

Introduction

We have reviewed the consolidated balance sheets of Umbra Companies, Inc. (the "Company") as of June 30, 2021, the related statements of operations, changes in shareholders' equity and cash flows, for the three-month period then ended, and a summary of the significant accounting policies and other explanatory notes. Management is responsible for the preparation and fair presentation of this interim financial information in accordance with U.S. generally accepted accounting principles.

Scope of Review

We conducted our review in accordance with International Standard on Review Engagement 2410, Review of Interim Financial Information performed by the Independent Auditor of the entity. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion

Based on our review, nothing has come to our attention that causes us to believe that the accompanying financial information does not give a true and fair view of the financial position of the entity as of June 30, 2021, and of its financial performance and its cash flow for the three-month period then ended in accordance with U.S. generally accepted accounting principles.

/s/ OLAYINKA OYEBOLA & CO.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company's auditor since December 2019.

September 14th, 2021.

F-2

UMBRA COMPANIES, INC.
BALANCE SHEETS
(audited)

	June 30,	December 31,
	2021	2020
ASSETS
Current Assets:
Cash	$2,000,000	$30,689
Prepaid Expense	150,000	296,364
Account Receivables	155,000	–
Other Current Assets	119,044,995	–
Total Current Assets	121,349,995	327,053

Non-Current Assets:
Property Plant and Equipment	29,995	1,830
Investment in Real Estate	8,225,000	–
Intangible Asset	–	1,318,439
Long Term Investment	2,000,000	–
	10,254,995	1,320,269

Total Assets	$131,604,990	$1,647,322

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Account Payable	$4,200	$80,942
Accrued expenses	70,806	445,550
Short Term Note	799,625	–
Due to Related Party	–	112,052
Total Current Liabilities	874,631	638,544

Non-Current Liabilities
Note Payables	16,800	–
Total Liabilities	891,431	–

Stockholders’ Equity:
Preferred stock Class A, $0.001 par value, 10,000,000 shares authorized,10,000,000 shares issued at 31/03/2021 5,000,000 shares authorized and 1,000,000 shares issued at 31/12/2020	10,000	1,000
Common stock, $0.001 par value, 2,899,434,677 shares authorized, 1,871,874,382 shares issued as 31/03/2021 250,000,000 shares authorized and 185,834,000 shares Issued and outstanding at 31/12/2020.	1,871,874	185,834
Additional paid-in capital	128,846,727	8,288,258
Accumulated deficit	(15,042)	(7,466,314)

Total Stockholders' Equity	130,713,559	1,008,778

Total Liabilities and Stockholders' Equity	$131,604,990	$1,647,322

The accompanying notes are an integral part of these financial statements.

F-3

UMBRA COMPANIES, INC.

STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2020	For the Six Months Ended June 30, 2021	For the Three Months Ended June 30, 2020
Revenue	$–	$–	$–	$–
Cost of revenue	–	–	–	–
Gross Margin	–	–	–	–

Other Income	–	–	–	–

General and Admin Expense	2,500	10,615	5,000	21,230
Loss Before Tax	2,500	10,615	5,000	21,230

Taxation	–	–	–	–
Loss from operation	(2,500)	10,615	(5,000)	–

Other:

Interest Expense	5,186	–	10,042	21,230
	5,186	–	10,042	21,230

Net Loss	$(7,686)	$(10,615)	(15,042)	$(21,230)

Income per share	$0.00	$0.00	$0.00	$0.00
Weighted average shares outstanding	1,881,874,382	185,834,000	1,881,874,382	185,834,000

The accompanying notes are an integral part of these financial statements.

F-4

UMBRA COMPANIES, INC .

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2020, MARCH 31, 2021 AND JUNE 30, 2021

	Preferred Stock		Common Stock		Common Stock	Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	to be Issued	Capital	Deficit	Total
Balance, December 31, 2019	1,000,000	$1,000	105,576,615	$105,577	$–	$8,368,515	$(7,423,854)	$1,051,238
Net Loss for the year 2020	–	–	–	–	–	–	(42,460)	(42,460)
Common Stock Issued	–	–	80,257,385	80,257	–	–	–	80,257
Additional Paid in Capital	–	–		–	–	(80,257)	–	(80,257)
Balance, December 31, 2020	1,000,000	1,000	185,834,000	185,834	–	8,288,258	(7,466,314)	1,008,778

Balance, January 1, 2021	1,000,000	$1,000	185,834,000	$185,834	$–	$8,288,258	$(7,466,314)	$1,008,778
Net Loss for the Period	–	–	–	–	–	–	(7,356)	(7,356)
Adjustment to reserve		–	–	–	–	–	7,466,314	7,466,314
Common stock issued	–	–	1,686,040,382	1,686,040	–	–	–	1,686,040
Preferred Stock Issued	9,000,000	9,000	–	–	–	–	–	9,000
Additional Paid in Capital	–	–	–	–		74,062,017	–	74,062,017
Balance, March 31, 2021	10,000,000	10,000	1,871,874,382	1,871,874	–	82,350,275	(7,356)	84,224,793
Net loss for the period	–	–	–	–	–	–	(7,686)	(7,686)
Additional Paid in capital	–	–	–	–	–	46,496,452	–	46,496,452
Balance, June 30, 2021	10,000,000	$10,000	1,871,874,382	$1,871,874	$–	$128,846,727	$(15,042)	$130,713,559

The accompanying notes are an integral part of these financial statements.

F-5

UMBRA COMPANIES, INC.

STATEMENTS OF CASH FLOWS

	Six Months Period Ended June 30, 2021	December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,042)	$(42,460)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:	–	–
Adjustment to reserve	7,466,314
Account Receivables and Prepayments	(8,636)	–
Other Assets	(119,044,995)	–
Accounts payable and accrued expenses	(563,538)	72,600
	(112,165,897)
Net Cash Used in Operating Activities		30,140

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property Plant & Equipment	(28,165)	–
Investments	(10,225,000)	–
Intangible Assets	1,318,439	–
Net Cash Used in Investing Activities	(8,934,726)
	–	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Term Loan	816,425	–
Common Stock issued	1,686,040	–
Preferred Stock Issued	9,000	–
Additional Paid in Capital	120,558,469	–
Net Cash Provided by Financing Activities	123,069,934
	–	–

NET INCREASE IN CASH	1,969,311	30,140

CASH AT BEGINNING OF YEAR	30,689	549
CASH AT END OF YEAR	$2,000,000	$30,689

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:

CASH PAID FOR:
Interest	$5,186	$–
Income taxes	$5,186	$–

NON -CASH FINANCING ACTIVITIES:
Stock issued for debt	$–	$–
Stock issued for other assets	$–	$–

The accompanying notes are an integral part of these financial statements.

F-6

UMBRA COMPANIES, INC.

Notes to Financial Statements

June 30, 2021

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Umbra Companies Inc. (UCIX) is a Real Estate Development Investment company that deploys capital and resources countrywide. The centered focus is on Building and Acquiring multi-family, homes, condos and townhomes in the effort to end homelessness within the Veteran community. Umbra strategically focus on properties centered around the VA Hospitals within the different communities while working with the Veteran Department of State.

On February 1, 2021 Umbra Companies Inc. was acquired by Panthera Capital Holdings, LLC and Mr. William Pitre was appointed as the CEO and Paul Jackson was appointed as the new Chief Investment Officer. Following the acquisition; Umbra Companies Inc. has moved to its corporate office at 1999 Avenue of the Stars, Suite 1100 Century City CA 90067.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the estimated useful lives of property and equipment.  Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits.  The Company continually monitors its banking relationships and consequently has not experienced any losses in its accounts. Management believes the Company is not exposed to any significant credit risk on cash.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. As of June 30, 2021 there is $2,000,000 in cash equivalent which is US Treasuries

Accounts Receivable

Management reviews accounts receivable periodically to determine if any receivables will potentially be uncollectible. Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, economic conditions, and our historical write- off experience, net of recoveries. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company’s allowance for doubtful accounts was $0 and $0 as of June 30, 2021 and December 31, 2020, respectively.

Property and Equipment

Property and equipment are carried at the lower of cost or net realizable value. All property and equipment with a cost of $1,000 or greater are capitalized. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations.

F-7

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.  The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at June 30, 2021.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

F-8

Stock-based Compensation

The Company accounts for equity-based transactions with nonemployees under the provisions of ASC Topic No. 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). ASC 505-50 establishes that equity-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to nonemployees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, we recognize the fair value of the equity instruments issued as deferred stock compensation and amortize the cost over the term of the contract.

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation—Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.  The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  he weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

The Company’s diluted loss per share is the same as the basic loss per share for the years ended June 30, 2021, and December 2020, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

Recently Issued Accounting Pronouncements

Topic 606, Revenue from Contracts with Customers, of the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC). The guidance in ASC 606 was originally issued by the FASB in May 2014 in Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). Since then, the FASB has issued several ASUs that have revised or clarified the guidance in ASC 606. The Company is in the process of evaluating the impact of this accounting standard update.

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The guidance is effective for interim and annual periods beginning after December 15, 2018.

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 31, 2018 and interim periods in fiscal years beginning after December 31, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update.

F-9

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $(15,042) at June 30, 2021, had a net loss of $(15,042) and net cash used in operating activities of $(112,165,897) for the period ended June 30, 2021.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment stated at cost, less accumulated depreciation consisted of the following:

	June 30, 2021	December 31, 2020
Machinery & Equipment	$12,000	$1,830
Furniture & Fixture	17,995	–
Accumulated Depreciation	–	–
Property and equipment, net	$29,995	$1,830

During the period ended, the company charged $0 as depreciation expense.

NOTE 5 – CASH AND CASH EQUIVALENT

The company currently holds cash equivalents in US Treasury Stocks held in a private Investment bank.

NOTE 6 – INVESTMENT IN REAL ESTATE

During the period Panthera Capital Holdings, LLC signed an operating agreement wherein the company transferred tangible assets in land and houses worth $ 8,225,000 and Umbra Companies Inc. issued 329,000,000 shares at $0.025 par value

NOTE 7 – LONG TERM INVESTMENT

During the period ended June 30, 2021, Umbra invested in US Treasury Stocks that have 3–30-year maturity dates.

NOTE 8– INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

F-10

The provision for Federal income tax consists of the following at June 30:

	2021	2020
Federal income tax benefit attributable to:
Current Operations	$–	$–
Less: valuation allowance
Net provision for Federal income taxes	$–	$–

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows at June 30:

	2021		2020
Deferred tax asset attributable to:
Net operating loss carryover	$		$
Less: valuation allowance
Net deferred tax asset		$–		$–

At June 30, 2020, the Company had net operating loss carry forwards of approximately $(15,042) that maybe offset against future taxable income.  No tax benefit has been reported in the June 30, 2021, or 2020 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of June 30, 2021, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 9 - SUBSEQUENT EVENTS

There were no subsequent events to report for this accounting period.

F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Umbra Companies

Opinion on the Financial Statements

We have audited the accompanying balance sheets of UMBRA COMPANIES INC. (the "Company") as of December 31, 2020 and 2019, the related statements of operations, changes in shareholders' equity and cash flows, for each of the two years in the period ended December 31, 2020, and the related notes collectively referred to as the "financial statements". In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the company will continue as a going concern as disclosed in Note 3 to the financial statement, the Company has continuously incurred a net operating loss of $42,460 for the year ended December 31, 2020, and an accumulated deficit of $7,466,314 at December 31, 2020. The continuation of the Company as a going concern through December 31, 2020 is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These factors raise substantial doubt about the company ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company's auditor since December 2019.

September 3rd, 2021.

F-12

UMBRA COMPANIES
BALANCE SHEETS

	December 31,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash	$30,689	$549
Prepaid Expense	296,364	296,364
Total Current Assets	327,053	296,913

Non-Current Assets:
Property and Equipment	1,830	1,830
Intangible Assets	1,318,439	1,318,439
Total Other Assets	1,320,269	1,320,269

Total Assets	$1,647,322	$1,617,182

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Account Payable	$80,942	$–
Accrued expenses	445,550	453,892
Due to Related Party	112,052	112,052
Total Current Liabilities	638,544	565,944

Total Liabilities	638,544	565,944

Stockholders’ Equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized,1,000,000 shares issued and outstanding	1,000	1,000
Common stock, $0.001 par value, 250,000,000 shares authorized, 185,834,000 and 105,576,615 shares issued and outstanding, respectively	185,834	105,577
Additional paid-in capital	8,288,258	8,368,515
Accumulated deficit	(7,466,314)	(7,423,854)

Total Stockholders' Equity	1,008,778	1,051,238

Total Liabilities and Stockholders' Equity	$1,647,322	$1,617,182

The accompanying notes are an integral part of these financial statements.

F-13

UMBRA COMPANIES

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2020	2019
Sales	$–	$–
Cost of Sales	–	–
Gross margin	–	–
Operating expenses:
Professional Fee	39,460	38,482
Consulting	–	20,000
Other expense	3000	–
Total Operating Expenses	42,460	58,482
Loss from operations	(42,460)	(58,482)
Other expense:
Interest expense	–	–
Total other expense	–	–
Loss before income taxes	(42,460)	(58,482)
Provision for income taxes	–	–
Net Loss	$(42,460)	$(58,482)
Loss per Share, basic & diluted	$(0.00)	$(0.00)
Weighted Average Shares Outstanding, basic & diluted	–	–

The accompanying notes are an integral part of these financial statements.

F-14

UMBRA COMPANIES INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Common Stock To be	Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Issued	Capital	Deficit	Total
Balance, December 31, 2018	1,000,000	1,000	62,334,000	62,334	–	8,361,758	(7,365,372)	1,059,720
Common stock issued for cash	–	–	90,051,738	90,052	–	6,757	–	96,809
Stock issued for share exchange	(15,000)	(15)	15,000,000	15,000	–	–	–	14,985
Stock issued for payable	15,000	15		–	–	–	–	15
Stock cancelled	–	–	(61,809,123)	(61,809)	–	–	–	(61,809)
Net loss for the year ended December 31, 2019	–	–	–	–	–	–	(58,482)	(58,482)
Stock cancelled	–	–	(61,809,123)	(61,809)	–	–	–	(61,809)
Balance, December 31 2019	1,000,000	$1,000	105,576,615	$105,577	$–	$8,368,515	$(7,423,854)	$1,051,238
Net Loss for the year 2020	–	–	–	–	–	–	(42,460)	(42,460)
Common stock issued	–	–	80,257,385	80,257	–	–	–	80,257
Additional Paid in Capital	–	–	–	–	–	(80,257)	–	(80,257)
Balance, December 31, 2020	1,000,000	$1,000	185,834,000	$185,834	$–	$8,288,258	$(7,466,314)	$1,008,778

The accompanying notes are an integral part of these financial statements.

F-15

UMBRA COMPANIES

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(42,460)	$(58,482)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:	–	–
Other assets	–	–
Accounts payable and accrued expenses	72,600	8,342

Net Cash Used in Operating Activities	30,140	(50,140)

CASH FLOWS FROM INVESTING ACTIVITIES:
	–	–
Net Cash Used in Investing Activities	–	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock issued for cash	–	43,243
APIC	–	6,757

Net Cash Provided by Financing Activities	–	50,000

NET INCREASE IN CASH	30,140	(140)

CASH AT BEGINNING OF YEAR	549	689

CASH AT END OF YEAR	$30,689	$549

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$–	$–
Income taxes	$–	$–

NON -CASH FINANCING ACTIVITIES:
Stock issued for debt	$–	$–
Stock issued for other assets	$–	$–

The accompanying notes are an integral part of these financial statements.

F-16

UMBRA COMPANIES

Notes to Financial Statements

December 31, 2020 and 2019

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

UMBRA COMPANIES (the “Company”) Umbra Companies Inc., formerly Ocean Electric Inc, is a development-stage company. The company intend to design, develop, manufacture, license and service non-polluting, renewable electric power generating plants using wave energy and wind energy extraction technologies, for use in the shallow and Deepwater ocean environment. It intends to offer its clients the entire value chain of an energy project: advice and consultancy services, sales of device, installation services, maintaining team training, sales of spear parts and remote monitoring. It intends to commercialize its technology primarily through project management and consulting services to provide a turnkey solution.

The company intends to acquire assets in the plastic and technology sector that it intends to expand thru synergistic acquisitions. It has created a wholly owned subsidiary called Ocean Electric, Inc. that will continue to develop the ocean projects it has focused on in the past.

On February 1, 2021 the shareholders approved the appointment of William Pitre as the new CEO and the removal of the old board.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the estimated useful lives of property and equipment.  Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits.  The Company continually monitors its banking relationships and consequently has not experienced any losses in its accounts. Management believes the Company is not exposed to any significant credit risk on cash.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the year ended December 31, 2020 or 2019.

Accounts Receivable

Management reviews accounts receivable periodically to determine if any receivables will potentially be uncollectible. Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, economic conditions, and our historical write- off experience, net of recoveries. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company’s allowance for doubtful accounts was $0 and $0 as of December 31, 2020 and December 31, 2019, respectively.

F-17

Property and Equipment

Property and equipment are carried at the lower of cost or net realizable value. All property and equipment with a cost of $1,000 or greater are capitalized. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.  The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2020.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

F-18

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-based Compensation

The Company accounts for equity-based transactions with nonemployees under the provisions of ASC Topic No. 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). ASC 505-50 establishes that equity-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to nonemployees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, we recognize the fair value of the equity instruments issued as deferred stock compensation and amortize the cost over the term of the contract.

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation—Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

The Company’s diluted loss per share is the same as the basic loss per share for the years ended December 31, 2020 and 2019, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

Recently Issued Accounting Pronouncements

Topic 606, Revenue from Contracts with Customers, of the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC). The guidance in ASC 606 was originally issued by the FASB in May 2014 in Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). Since then, the FASB has issued several ASUs that have revised or clarified the guidance in ASC 606. The Company is in the process of evaluating the impact of this accounting standard update.

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The guidance is effective for interim and annual periods beginning after December 15, 2018.

F-19

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 31, 2018 and interim periods in fiscal years beginning after December 31, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $ (7,466,314) at December 31, 2019, had a net loss of $(42,460) and net cash used in operating activities of $ 30,140 for the year ended December 31, 2020.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment stated at cost, less accumulated depreciation consisted of the following:

	December 31, 2020	December 31, 2019
Computer Equipment	$1,830	$1,830
Accumulated Depreciation	–	–
Property and equipment, net	$1,830	$1,830

Depreciation expense for the years ended December 31, 2020 and 2019, was $ and $ respectively.

NOTE 5 – RELATED PARTY TRANSACTION

The company received $50,000 note from Umbra Holdings, LLC to cover expenses related to the name change, symbol and reverse as voted for an approved by the shareholders. The note has a zero-interest rate, and is due upon demand.

NOTE 6 – COMMON STOCK

During the year ended December 31, 2020 the company issued 80,257,385 at 0.001 par value.

NOTE 7 – AUDIT COMMITTEE

The company created an audit committee that is comprised of the following members: William Pitre the CEO and Paul Jackson the Chief Investment Officer.

F-20

NOTE 8 – INTANGIBLE ASSET

On October 3, 2011, the Company acquired all of the rights and patents to a wave energy technology developed by Hidroflot, S.A. The purchase price is $1,400,000 for the technology, which is payable in thirty-three monthly installments, and has been recorded at the present value of $1,218,238, based on the present value of payments.

On December 13, 2011, the Company acquired all of the rights and patents to an off-shore wind energy technology developed by Green & Blue Sustainable Technologies. The Company issued 25,000,000 common shares as full payment for the acquisition, with a market value of $457,600.

NOTE 9 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

The provision for Federal income tax consists of the following at December 31:

	2020	2019
Federal income tax benefit attributable to:
Current Operations	$–	$–
Less: valuation allowance
Net provision for Federal income taxes	$–	$–

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows at December 31:

	2020	2019
Deferred tax asset attributable to:
Net operating loss carryover	$–	$–
Less: valuation allowance
Net deferred tax asset	$–	$–

At December 31, 2020, the Company had net operating loss carry forwards of approximately $42,460 that maybe offset against future taxable income. No tax benefit has been reported in the December 31, 2020 or 2019 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

F-21

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2020, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 11 - SUBSEQUENT EVENTS

There were no subsequent events to report for this accounting period.

F-22

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Colorado corporation. Section 607.0851(1) of the Colorado Business Corporation Act, as amended (the “CBCA”), provides that, in general, a corporation may indemnify an individual who is a party to a proceeding because the individual is or was a director or officer of the corporation against liability incurred in the proceeding if the director or officer acted in good faith, in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Section 607.0851(3) of the CBCA provides that, in general, a corporation may not indemnify a director or an officer in connection with a proceeding by or in the right of the corporation except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, unless ordered to provide indemnification or advance expenses to such director or officer by a court, pursuant to Section 607.0854(1)(c) of the FCBA, if the court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or to advance expenses to the director or officer. If the director or officer was adjudged liable, pursuant to Section 607.0854(1)(c) of the CBCA, indemnification shall be limited to expenses incurred in connection with the proceeding. Section 607.0853(1) of the FCBA also permits the corporation, before final disposition of a proceeding, to advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is or was a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if the director or officer is not entitled to mandatory indemnification under the FCBA and it is ultimately determined under the FCBA that the director or officer has not met the relevant standard of conduct described in Section 607.0851 of the FCBA or the director or officer is not entitled to indemnification under Section 607.0859 of the FCBA. Section 607.0858(1) of the FCBA provides that the indemnification and advancement of expense provisions contained in the FCBA are not exclusive, and a corporation may, by a provision in its articles of incorporation, bylaws or any agreement, or by vote of shareholders or disinterested directors, or otherwise, obligate itself in advance of the act or omission giving rise to a proceeding to provide any other or further indemnification or advancement of expenses to any of its directors or officers. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, Section 607.0852 of the CBCA provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, Section 607.0859(1) of the CBCA further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of the action so adjudicated and constitute: (i) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; or (iv) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the CBCA or the corporation’s articles of incorporation .

Section 607.0857 of the FCBA also provides that a corporation shall have the power to purchase and maintain insurance on behalf of and for the benefit of an individual who is or was a director or officer of the corporation, or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, manager, member, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise or entity, against liability asserted against or incurred by the individual in that capacity or arising from his or her status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to the individual against the same liability under the FCBA.

Our bylaws provides that we shall indemnify any director, officer, employee or agent or any former director, officer, employee or agent, and advance his or her related expenses, to the fullest extent permitted by Colorado law. The Registrant has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

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ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES

There was no recent sale of unregistered securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation of Umbra Companies, Inc. (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 (File No. 333-139552) , filed on December 21, 2006.
3.2	Bylaws(incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 (File No. 333-139552) , filed on December 21, 2006.
5.1	Opinion of Counsel
10.1	Subscription Agreement
23.1	Consent from Accountant

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sells are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Century City, CA, United States, on December 30, 2021.

UMBRA COMPANIES INC.

By:	/s/ William Pitre
Name:	William Pitre
Title:	Chief Executive Officer

By:	/s/ Paul Jackson
Name:	Paul Jackson
Title:	Chief Investment Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

December 30, 2021
/s/ William Pitre	Chief Executive Officer
William Pitre

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